UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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DDJ Opportunistic High Yield Fund

(the “Fund”)

Supplement dated February 1, 2022 to the

Prospectus and Statement of Additional Information (“SAI”),

each dated January 28, 2022, each as supplemented

This supplement provides new and additional information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

DDJ Capital Management, LLC (the “Adviser”), the investment adviser to the Fund, among others, entered into a membership interest purchase agreement, dated December 2, 2021, with Polen Capital Management, LLC, (the “Purchaser”), pursuant to which the Purchaser agreed to acquire 100% of the equity interests of the Adviser (the “Transaction”), subject to the satisfaction of applicable closing conditions. The Transaction closed on January 31, 2022 (the “Transaction Date”).

The consummation of the Transaction resulted in a change of control of the Adviser under the Investment Company Act of 1940, as amended (the “1940 Act”), and consequently, in the assignment and automatic termination, pursuant to the 1940 Act, of the current investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Current Agreement”).

Accordingly, the Board of Trustees of the Trust (the “Board”), at a meeting held on January 24, 2022 (the “Board Meeting”), unanimously approved a new investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “New Agreement”), which New Agreement will become effective upon shareholder approval. The New Agreement is the same in all material respects as the Current Agreement, except that while the Current Agreement had a two-year initial term, the New Agreement will have an initial term of one year.

At the Board Meeting, the Board also unanimously approved an interim investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Interim Agreement”), which Interim Agreement took effect on the Transaction Date. Pursuant to the Interim Agreement, the Adviser will be able to continue to provide investment advisory services to the Fund for up to 150 days between the effective date of the Interim Agreement and the date of shareholder approval of the New Agreement. Except for the 150-day term, a ten-day termination right by the Board or by the shareholders of the Fund, and provisions related to the escrow of investment advisory fees earned by the Adviser during the interim period, the Interim Agreement is the same in all material respects as the Current Agreement.

Shareholders of the Fund, as of a record date to be determined, will receive a proxy statement for a special meeting of shareholders of the Fund, at which approval of the New Agreement will be considered.

The foregoing is not a solicitation of any proxy. When it is available, please read the proxy statement carefully because it will contain important information regarding the New Agreement. The proxy statement will be available for free on the SEC’s website (www.sec.gov).

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE